UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 2, 2010

Online Resources Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-26123	52-1623052
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4795 Meadow Wood Lane, Chantilly, Virginia		20151
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-653-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2010, the Board of Directors of Online Resources Corporation elected Donald W. Layden, Jr. to fill the vacant directorship whose term expires at the Company’s 2010 Annual Stockholders’ Meeting. Mr. Layden’s committee appointments have not been determined at this time.

Since October 2009, Mr. Layden has served as an advisor to Warburg Pincus, LLC, a principal investment firm, and as a partner at Quarles & Brady, LLP, a Milwaukee, WI-based law firm. From October 2004 until October 2009, Mr. Layden was president of the International Group and senior executive vice president of Corporate Development of Metavante Technologies, Inc., a banking and payments technology company now a part of Fidelity National Information Services, Inc. From March 2008 to October 2009, he also served as General Counsel and Secretary of Metavante Technologies, Inc. From 2000 until 2004, Mr. Layden served as President of NuEdge Systems, LLC, a marketing automation solutions provider. Mr. Layden serves as a director of Firstsource Solutions Limited and FEI Behavioral Health. Mr. Layden received a B.A. in Economics and Political Science from Marquette University and a J.D. from Marquette University Law School. Mr. Layden’s experience in the banking and payments technology industry provides an important perspective on the Company’s competitive positioning and future prospects.

Mr. Layden will be entitled to receive the standard remuneration provided to the Company’s non-employee Directors. Each non-employee Director receives a one-time option to purchase shares of common stock with a fair market value of $39,000 (with an exercise price at the fair market value of the common stock at the time of grant) at the beginning of his or her initial term. The stock options vest annually over three years. Additionally, each non-employee Director receives annually (i) a fee of $29,000, (ii) an additional fee of $2,500 for each Board Committee on which he or she serves as the Chairperson, (iii) an additional fee of $1,250 if he or she serves on the Audit Committee, (iv) stock awards with a fair market value of $39,000, (v) an additional stock award with a fair market value of $2,500 for each Board Committee on which he serves as the Chairperson, and (vi) an additional stock award with a fair market value of $1,250 if he or she serves on the Audit Committee. The cash fees are paid in quarterly installments. The stock awards are granted at the beginning of each annual term and they vest over the course of one year. We reimburse Directors for expenses they incur in connection with attending Board and Committee meetings.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Online Resources Corporation

June 2, 2010	By:	Catherine A. Graham

Name: Catherine A. Graham
Title: Executive Vice President, Chief Financial Officer